Exhibit 10.4

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

AGREEMENT FOR EXCHANGE OF COMMON STOCK

THIS AGREEMENT is made and entered into this ____ day of November, 2005, by and among IPMC Holdings Corp., a Florida corporation ("ISSUER"), and Grifco International, Inc., a Nevada corporation (“GI”) and GI’s wholly-owned subsidiary, Coil Tubing Technologies, Incorporated, a Texas corporation ("CT”). (GI and CT shall collectively herein be referred to as “ACQUIREE”.)

W I T N E S S E T H

WHEREAS, ISSUER is a publicly traded company whose common stock, par value $.001 per share (the “ISSUER Common Stock”) is quoted on the National Quotation Bureau Pink Sheets under the symbol “IPHG”.

WHEREAS, the parties desire that ISSUER acquire all of the issued and outstanding common stock from the CT Shareholders solely in exchange for an aggregate of 75,000,000 newly issued shares of ISSUER’s common stock (the “Exchange Shares”) pursuant to the terms and conditions set forth in this Agreement (the “Exchange”).

WHEREAS, the parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

WHEREAS, following the Closing, CT will become a wholly-owned subsidiary of ISSUER.

WHEREAS, immediately following the consummation of the transaction contemplated hereby, the Exchange Shares will represent 75% percent of the total outstanding Common Stock of ISSUER.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, each of the parties hereto agrees as follows:

1.  EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to Grifco International, Inc., 75,000,000 shares of ISSUER such that CT shall become a wholly-owned subsidiary of ISSUER.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER. ISSUER represents and warrants to GI, and covenants and agrees with GI, as follows:

(a) Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the incorporators, directors, officers and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

   (b) Capital. The authorized capital stock of ISSUER consists of 200,000,000 shares of common stock, no par value, of which, prior to the issuance of shares hereunder, there will be no more than 25,000,000 shares issued and outstanding including the Conversion Shares, as that term is defined herein. At closing of the Exchange (the “Closing”), all such outstanding shares shall be fully paid and non-assessable, free of all liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Florida. At the Closing, after the subsequent closing and the full conversion of any debt of the ISSUER, GI will own approximately 75% of the issued and outstanding stock of the ISSUER.

(c) Pink Sheet Listing.  The Company is not a reporting company, but is currently listed for trading on the National Quotation Bureau Electronic Pink Sheets with the following trading symbol: IPHC.

(d) Financial Statements and Liabilities. ISSUER has no available financial statements. Immediately prior to the Closing, ISSUER will convert its present debt into 15,000,000 shares of common stock (the “Conversion Shares”). Upon conversion of the ISSUER’s existing debt into the Conversion Shares, the Issuer will have no liabilities.

(e) Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. This Agreement and the transactions contemplated hereby have been approved by all necessary corporate action of ISSUER. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by GI.

(f) Full Disclosure. None of representations and warranties made by the ISSUER herein or in any certificate or memorandum furnished or to be furnished by the ISSUER contains or will contain any untrue statement of a material fact, or omit to state any material fact the omission of which would be misleading under the circumstances under which it was or is made.

(g) Contracts and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

(h) Compliance with Laws. To the best of its knowledge, ISSUER is not in material violation of any federal, state, or local statute, law, rule and/or regulation.

(i) Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

(j) Conduct of Business. Prior to the Closing, ISSUER shall conduct its business in the normal course, and shall not (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (ii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

(k) Corporate Documents. Copies of each of the following documents of ISSUER, which are true, complete and correct in all material respects, have been or will be delivered to GI at or prior to the Closing:

(i)	Articles of Incorporation;
(ii)	Bylaws;
(iii)	Minutes of Shareholders Meetings; and
(iv)	Minutes of Directors Meetings.

(l) Validity of Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at or prior to closing shall be valid and in accordance with the laws of the State of Florida.

(m) Title to Shares. The shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any securities of ISSUER. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the shares, impair, restrict or delay any voting rights with respect to the shares.

(n) Legal Counsel. In connection with this Agreement and the transactions contemplated hereby, ISSUER has sought and received the advice of independent legal counsel and warrants that Levy & Boonshoft, P.C. has not acted as ISSUER’s counsel in any manner whatsoever.

3. REPRESENTATIONS AND WARRANTIES OF ACQUIREE. CT and GI represent and warrant to ISSUER, and covenant and agree with ISSUER, as follows:

(a) Organization. CT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all the necessary corporate powers to own properties and carry on its business.

(b) Ability to Enter Into Agreement and Carry Out Obligations. CT has the right, power, and authority to enter into and perform its obligations under this Agreement. This Agreement and the transactions contemplated hereby have been approved by all necessary corporate action of CT.

(c) Legal Counsel. In connection with this Agreement and the transactions contemplated hereby, CT and GI has sought and received the advice of independent legal counsel and warrants that Eric P. Littman has not acted as CT’s or GI’s counsel in any manner whatsoever.

(d) No Reverse Spit or Dilution. For a period of one year, CT will not approve a reverse split in the stock of ISSUER no dilute the former shareholders holdings in ISSUER.

4. DOCUMENTS TO BE DELIVERED AT CLOSING.

(a) By ISSUER:

(i) Board of Directors Minutes authorizing the issuance of a certificate or certificates for the Shares to be issued pursuant to this Agreement.

(ii) The written resignations of the current officers and directors of  ISSUER.

(iii) A Board of Directors resolution appointing the following as the new directors of ISSUER:

(iv) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

(v) A certificate representing 75,000,000 shares of common stock of ISSUER containing a restrictive legend issued to GI.

(b) By ACQUIREE:

(i) Delivery to ISSUER, or to its Transfer Agent, of certificates representing 100% of the issued and outstanding shares of common stock of CT.

5. CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER The obligations of ISSUER under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

(a) Accuracy of Representations; Performance. The representations and warranties made by ACQUIREE in this Agreement were true when made and shall be true at the date of the Closing (“Closing Date”) with the same force and effect as if such representations and warranties were made at and as of the Closing (except for changes therein permitted by this Agreement), and ACQUIREE shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ACQUIREE prior to or at the Closing. ISSUER may request to be furnished with a certificate, signed by a duly authorized officer of ACQUIREE and dated the Closing, to the foregoing effect.

(b) Officer’s Certificates. ISSUER shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ACQUIREE to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ACQUIREE threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the ACQUIREE Schedules, by or against ACQUIREE which might result in any material adverse change in any of the assets, properties, business, or operations of ACQUIREE.

(c) No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of ACQUIREE, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

(d) Other Items.

(i)	ISSUER shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ISSUER may reasonably request.
(ii)	Complete and satisfactory due diligence review of ACQUIREE by ISSUER.
(iii)	Approval of the Transaction by the ACQUIREE Board and the GI shareholders.
(iv)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from ACQUIREE’s lenders, creditors, vendors and lessors.
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE The obligations of ACQUIREE under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

(a) Accuracy of Representations; Performance. The representations and warranties made by ISSUER in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ISSUER shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ISSUER prior to or at the Closing. ACQUIREE shall have been furnished with a certificate, signed by a duly authorized executive officer of ISSUER and dated the Closing Date, to the foregoing effect.

(b) Officer’s Certificate. ACQUIREE shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of ISSUER to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ISSUER threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

(c) No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of ISSUER nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of ISSUER.

(d) Good Standing. ISSUER shall have received a certificate of good standing from the Secretary of State of the State of Florida or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that ISSUER is in good standing as a corporation in the State of Florida and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

(e) Other Items.

(i)
ACQUIREE shall have received a stockholder list of ISSUER containing the name, address, and number of shares held by each ISSUER stockholder as of the date of Closing certified by an executive officer of ISSUER as being true, complete, and accurate.

(ii)	ACQUIREE shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ACQUIREE may reasonably request.

(iii)	Complete and satisfactory due diligence review of ISSUER by ACQUIREE.

(iv)	Approval of the Transaction by the ISSUER’s Board and the stockholders of ISSUER.

(v)	There shall have been no material adverse changes in ISSUER, financial or otherwise.

(vi)
As of immediately prior to the Closing, ISSUER shall have no assets, no liabilities, contingent or otherwise (other than certain liabilities which in no event shall exceed in the aggregate $5,000), and no net worth, as determined in accordance with generally accepted accounting principles.

(vii)
At the Closing, the authorized capitalization of ISSUER shall consist of (1) 200,000,000 shares of ISSUER Stock, of which 100,000,000 shares, shall be issued and outstanding immediately after the Closing; and (2) no shares of preferred stock shall be issued and outstanding.

(viii)
Except as set forth herein, there shall be no ISSUER Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, “ISSUER Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from ISSUER, or obligating ISSUER to issue, any shares of any class of the capital stock of ISSUER or any securities convertible into or exchangeable for such shares.

(ix)
Although ISSUER shall be the surviving corporation in the Transaction from a corporate law perspective, the Transaction shall be accounted for as a “reverse acquisition” for accounting and financial statement purposes, wherein CT shall be deemed the surviving entity for such purposes.

(x)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from ISSUER’s lenders, creditors, vendors, and lessors.

7. TERMINATION OF AGREEMENT. Either party may terminate this Agreement and the consummation of the transactions contemplated hereby without liability to the other party upon the occurrence of any of the following:

(a) Any representation or warranty of the other party shall prove to be materially inaccurate.

(b) The other party shall fail for any reason to perform in all material respects its covenants and agreements to be performed prior to closing or shall breach in any material respect any of its covenants and agreements hereunder.

8. MISCELLANEOUS PROVISIONS.

(a) Expenses. Each party shall bear all of the legal, accounting and other costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Further Assurances. From and after the date of this Agreement, each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

(c) Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida without regard to conflict or choice of law principles. Jurisdiction and venue for any action and/or proceeding relating to or arising out of this Agreement or otherwise shall be brought exclusively in the state courts located in Miami-Dade County, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney’s fees and costs from the other party.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

(e) Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

(f) No Waivers. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

(g) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

(h) Counterparts; Telecopier. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, and via telecopier, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

(i) Confidentiality. ISSUER, on the one hand, and ACQUIREE, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this section shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. ISSUER and ACQUIREE agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

(j) Survival. The representations and warranties of the respective parties shall not survive the Closing Date and the consummation of the transactions herein contemplated.

(k) Amendment. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement on the date first written above.

IPMC HOLDINGS CORP. GRIFCO INTERNATIONAL, INC.

/s/ James Dial
By: _________________________________	By:________________________________
Pamela Wilkinson, President	James Dial, Chief Executive Officer

COIL TUBING TECHNOLOGIES,
INCORPORATED

/s/ James Dial
By:________________________________
James Dial, President